EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO18 U.S.C. 1350

In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”)

[Name of Report]                          [Name of Company]

for the period ending March 31, 2004, I, Thomas M. Gannon , Vice President and Chief Financial Officer

[Date]                [Name of Officer]                            [Title]

of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas M. Gannon
Thomas M. Gannon
Vice President and Chief Financial Officer

Date: May 7, 2004

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